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Exhibit 4.5

                 SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         THIS SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of the 30th day of December, 1997, by and between USA TRUCK, INC., a Delaware corporation (the "Borrower"), and DEPOSIT GUARANTY NATIONAL BANK, a national banking association (the "Lender").

         WHEREAS, pursuant to that certain Fourth Amended and Restated Revolving Credit Agreement, dated December 30, 1992, as amended July 21, 1993, December 12, 1993, December 22, 1994, and December 28, 1995, and December 30, 1996 (as further amended, modified and supplemented from time to time, the "Credit Agreement"), between Borrower and Lender, Borrower and Lender entered into certain agreements regarding certain indebtedness and obligations of Borrower to Lender;

         WHEREAS, Borrower has requested, and Lender has agreed to make, certain amendments to the Credit Agreement in accordance with the terms hereof, and

         WHEREAS, Borrower and Lender desire to amend the Credit Agreement in accordance with the terms hereof;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. Defined Terms. All capitalized terms used and not otherwise defined (including, without limitation, in the language amendatory to the Credit Agreement contained herein) shall have the respective meanings given such terms in the Credit Agreement.

         2.       Amendments to Section 1 of the Credit Agreement.

                  A. The second paragraph of subsection 1(i) of the Credit Agreement is hereby amended, in its entirety, to read as follows:

                                    "The Revolving Note shall (a) be dated the
                           date of the Sixth Amendment to this Credit Agreement,
                           (b) be payable to the order of Lender, (c) be in the stated principal amount equal to the Revolving Loan Commitment, (d) be payable on the Revolving Loan Commitment Termination Date, (e) bear interest with respect to the principal amount from time to time outstanding at the rate per annum specified in subsection 1(iii) hereof, and (f) be substantially in the form of Exhibit "A" hereto, with blanks completed in conformity herewith."

                  B. Subsection 1(ix) of the Credit Agreement is hereby amended, in its entirety, to read as follows:

                                    (ix) Revolving Loan Commitment Termination
                           Date. As used in the Agreement, the term "Revolving Loan Commitment Termination Date" shall mean the earlier of April 30, 2000 or such date as the Revolving Loan Commitment is terminated pursuant to subsection 1(v) hereof."

                  C. Subsection 1(ix) of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

                           "In order to more fully secure all of the Borrower's obligations under this Credit Agreement, the Revolving Note, and if applicable, the Term Note, Borrower shall



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                           execute and deliver to Lender that certain Sixth
                           Amendment to Security Agreement in the form attached hereto as Exhibit "C" (the "Security Agreement Sixth Amendment")."

         3.       Amendments to Section 9 of the Credit Agreement.

                  A. The defined term "Eurodollar Rate" is hereby amended, in its entirety, to read as follows:

                                    "`Eurodollar Rate' shall mean an interest
                           rate equal to the sum of (i) 1.0%, plus (ii) a rate per annum determined pursuant to the following:

                                             London Interbank Rate
                                    100% Minus Eurodollar Reserve Percentage"

                  B. The defined term "Fixed Rate" is hereby amended, in its entirety, to read as follows:

                                    "`Fixed Rate' shall mean the interest rate
                           equal to the sum of (i) 1.70 plus (ii) the average weekly yield per annum on United State Treasury securities adjusted to having a constant maturity equal to the applicable Interest Period (e.g., one year or two years) for such Fixed Rate Loan reported weekly and constructed by the United States Treasury Department, based on actually traded marketable United States Treasury securities, as published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release (H.15), or otherwise by the Federal Reserve. The most recently published Fixed Rate as of the date of each Fixed Rate Loan shall be the applicable Fixed Rate under the Revolving Note or the Term Note, as applicable, for such Fixed Note Loan. If the foregoing technique for determining the average weekly yield and the resulting Fixed Rate is no longer available as of the dated of a Fixed Rate Loan for computation thereof, of the applicable Fixed Rate otherwise becomes unascertainable, Lender in its sole discretion shall designate as a substitute a comparable reference rate."

                  C. The defined term "Loan Documents" is hereby amended to add at the end thereof the following document in the definition thereof:

                                    ". . . the Security Agreement Sixth
                                    Amendment."

                  D. The defined term "Revolving Loan Commitment" is hereby amended, in its entirety, to read as follows:

                                    "`Revolving Loan Commitment' means
                           $28,500,000 at all times during the term of this Agreement."

                  E. The defined term "Revolving Loan Commitment Termination Date" is hereby amended, by substituting the date "April 30, 2000" in the place and stead of the date "April 30, 1999".

         4. Representations and Warranties. In order to induce Guaranty to enter into this Second Amendment, the Borrower represents and warrants to Guaranty as follows:

         A. All the representations and warranties contained in Section 6 of the Credit Agreement, expect to the extent they specifically relate to an earlier date, are true and correct on and as of the date of this Agreement and on the date of execution of this Agreement, as fully as if made on each of such dates; and immediately on and after the execution of this Agreement, the Borrower shall be in compliance with all the terms and provisions set forth in the Credit Agreement, as amended by this Agreement, on its part to be observed or performed and no Event of Default specified in Section 5 of the Credit Agreement, as amended hereby, or any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

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         B.       The execution, delivery and performance of this Agreement, The
                  Revolving Note and the Security Agreement Sixth Amendment (i) have been duly authorized by all requisite corporate action, and (ii) will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws of the Borrower, or any indenture, agreement or other instrument to which the Borrower is a party or by which the borrower or any of its properties or assets are bound, or be in conflict with, or result in a breech of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower. Borrower shall deliver to Lender concurrently with the execution of this Agreement a Corporate Certificate substantially in the form of Exhibit "G" attached hereto.

         C. Except as is expressly modified and amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the Borrower and Guaranty have caused this Agreement to be duly executed and delivered by their authorized representatives, as of the day and year first above written, but in each case actually on the date appearing beneath the signature of each party hereto.

                                                 USA TRUCK, INC.
                                                 By:  /s/ JERRY D. ORLER
                                                 Title:  CFO & Sec.
                                                 Execution Date:  12/22/97

                                                 DEPOSIT GUARANTY NATIONAL BANK
                                                 By:  /s/ STEVEN C. KROHN
                                                 Title:  Senior Vice President
                                                 Execution Date:  12/24/97




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